EX. 23.1.3




                          INDEPENDENT AUDITORS' CONSENT





We consent to the use in Post Effective Amendment No. 3 to the Registration Statement of United Management Inc. on Form SB-2 of our Auditors' Report, dated February 14, 2001, on the consolidated balance sheet of RRUN Ventures Inc. as of December 31, 2000, and the consolidated statements of operations and deficit, cash flows, and stockholders' equity for the period then ended.

In addition, we consent to the reference to us under the heading "Experts" in such Registration Statement.





Vancouver, Canada                                           "Morgan & Company"

May 1, 2001                                                Chartered Accountants